As filed with the Securities and Exchange Commission on September 26, 2022

Registration No. 333-264727

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1 ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AEYE, INC.

(Exact name of registrant as specified in its charter)

Delaware	3714	37-1827430
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

One Park Place, Suite 200

Dublin, CA 94568

(925) 400-4366

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Blair LaCorte

Chief Executive Officer

One Park Place, Suite 200

Dublin, CA 94568

(925) 400-4366

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher M. Forrester

Shearman & Sterling LLP

1460 El Camino Real, Floor 2

Menlo Park, CA 94025

Tel: (650) 838-3600

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective, as determined by the Selling Stockholder.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On May 6, 2022, the registrant filed a registration statement on Form S-1 (Registration No. 333- 264727), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on May 16, 2022 (as amended, the “Registration Statement”).

This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (“Post-Effective Amendment No. 1”) is being filed by the Company to convert the registration statement on Form S-1 into a registration statement on Form S-3. Since the original effective date of the Registration Statement, the Selling Stockholder has sold a certain number of shares registered hereunder. The share information contained in this Post-Effective Amendment No. 1, including the table of Selling Stockholder, has not been updated to reflect such changes and such information is presented herein without giving effect to such sales.

No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. The Selling Stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September 26, 2022

PROSPECTUS

AEYE, INC.

Up to 30,865,419 Shares of Common Stock

This prospectus relates to the offer and resale of up to 30,865,419 shares of common stock of AEye, Inc. (the “Common Stock”) by Tumim Stone Capital LLC (the “Selling Stockholder” or “Tumim”). The shares of Common Stock being offered by Tumim have been and may be issued pursuant to the purchase agreement dated December 8, 2021 that we entered into with Tumim (the “Purchase Agreement”). We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Common Stock by Tumim. However, we may receive up to $125.0 million in aggregate gross proceeds from sales of our Common Stock to Tumim that we may make under the Purchase Agreement from time to time after the date of this prospectus. On December 8, 2021, we issued 302,634 shares of our Common Stock (the “Commitment Shares”), to Tumim as consideration for its irrevocable commitment to purchase shares of our Common Stock under the Purchase Agreement. See the sections entitled “The Tumim Transaction” for a description of the transaction contemplated by the Purchase Agreement and “Selling Stockholder” for additional information regarding Tumim.

Tumim may sell the shares of our Common Stock included in this prospectus in a number of different ways and at varying prices. We provide more information about how Tumim may sell the shares in the section entitled “Plan of Distribution.” Tumim is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

Tumim will pay all sales and brokerage commissions and similar expenses in connection with the offer and resale of the Common Stock by Tumim pursuant to this prospectus. We will pay the expenses (except sales and brokerage commissions and similar expenses) incurred in registering under the Securities Act the offer and resale of the shares included in this prospectus by Tumim, including legal and accounting fees. See “Plan of Distribution.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Common Stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “LIDR”. On September 19, 2022, the closing price of our Common Stock was $1.31 per share.

Our business and investment in our Common Stock involve significant risks. These risks are described in the section titled “Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Common Stock by the Selling Stockholder, although we will receive proceeds from sales of our Common Stock to Tumim that we may make pursuant to the Purchase Agreement, as described in this prospectus.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update, or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholder take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. The Selling Stockholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. We believe this information is reliable as of the applicable date of its publication, however, we have not independently verified the accuracy or completeness of the information included in or assumptions relied on in these third-party publications. In addition, the market and industry data and forecasts that may be included in or incorporated by reference into this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

On February 17, 2021, AEye Technologies, Inc., then known as AEye, Inc. (“AEye Technologies”), entered into the Agreement and Plan of Merger (the “Merger Agreement”) with CF Finance Acquisition Corp. III, a Delaware corporation (“CF III”), now known as AEye, Inc., and Meliora Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of CF III (“Merger Sub”). Based on CF III’s business activities, it was a “shell company” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On August 16, 2021 (the “Closing Date”), CF III closed the business combination (the “Merger,” and together with the other transactions contemplated by the Merger Agreement, the “Transactions”) pursuant to the Merger Agreement, and Merger Sub was merged with and into AEye Technologies with AEye Technologies surviving the merger as a wholly owned subsidiary of CF III. On the Closing Date, and in connection with the closing of the Transactions (the “Closing”), CF III changed its name to AEye, Inc. Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our”, “AEye”, “Company”, and “post-combination entity” refer to AEye, Inc. and its subsidiaries following the consummation of the Merger or to AEye Technologies and its subsidiaries prior to the consummation of the Merger.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. The forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein speak only as of the date of this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein, as applicable. These forward-looking statements are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties and assumptions described under the section in this prospectus titled “Risk Factors.” These forward-looking statements are subject to numerous risks, including, without limitation, the following:

•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;
•	our product development timeline and expected start of production;
•	the implementation, market acceptance and success of our business model;
•	our ability to scale in a cost-effective manner;
•	developments and projections relating to our competitors and industry;
•	the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;
•	the effect of global events, such as the Russia’s invasion of Ukraine, on the U.S. and global economies, our business, our employees, results of operations, financial condition, demand for our products and partners’ businesses;
•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;
•	expectations regarding the time during which we will be an emerging growth company under the JOBS Act;
•	our future capital requirements and sources and uses of cash;
•	our ability to obtain funding for our operations;
•	our business, expansion plans and opportunities; and
•	the outcome of any known and unknown litigation and regulatory proceedings.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. Some of these risks and uncertainties may in the future be amplified by the COVID-19 pandemic. Additionally, new risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, the forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may not prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.

You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 8 and our consolidated financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in our Common Stock.

Overview

AEye is a provider of high-performance, active lidar systems technology for vehicle autonomy, advanced driver-assistance systems, (“ADAS”), and robotic vision applications. With a sophisticated workforce of leaders and researchers, AEye has developed an artificial intelligence technology that enables adaptive “intelligent sensing,” differentiating AEye in the marketplace from its competition. Our proprietary software-definable 4SightTM Intelligent Sensing Platform combines solid-state active lidar, an optionally fused low-light HD camera, and integrated deterministic artificial intelligence to capture more intelligent information with less data, enabling faster, more accurate, and more reliable perception of the surroundings.

AEye was founded in 2013 by Luis Dussan, AEye’s Chief Technology Officer, to create a deterministic AI-driven sensing system that performs better than the human eye and visual cortex. Mr. Dussan’s experience developing mission-critical targeting systems for fighter jets and ground troops on behalf of the U.S. military provided him with the background to develop a differentiated approach to visual sensing. While traditional sensing systems passively collect data, our active 4SightTM Intelligent Sensing Platform leverages principles from automated targeting systems and biomimicry to scan the environment, while intelligently focusing on what matters in order to enable safer, smarter, and faster decisions in complex scenarios. From its inception, AEye’s culture drew from esteemed scientists and electro-optics engineers from the National Aeronautics and Space Administration, or NASA, Lockheed Martin Corporation, Northrop Grumman Corporation, the U.S. Air Force, and the Defense Advanced Research Projects Agency, or DARPA, to create the highest performing sensing and perception system for the most challenging situations, ensuring the highest levels of safety for autonomous driving.

As a result, our adaptive lidar is designed to enable higher levels of autonomy and functionality — SAE Levels 2 through 5 — with the goal of optimizing performance, power, and reducing cost. Our 4SightTM Intelligent Sensing Platform is software-definable, and network-optimized, and leverages deterministic artificial intelligence at the edge. We have made substantial investments in our R&D processes and deliver value to our customers through a combination of sales and direct channels. We perform the majority of our R&D activities in our 56,549 square foot corporate headquarters in Dublin, California. Our modular design facilitates product hardware updates as technologies evolve, and its small size and modest heat dissipation enable very flexible placement options on the interior or exterior of a vehicle. 4Sight also leverages a common architecture to create application-specific products across the Automotive, Mobility and Industrial markets.

We expect to enable accelerated adoption of lidar across many markets and have partnered with leading Tier 1 automobile suppliers to achieve this mission. The main markets for lidar, including Automotive, Industrial, and Mobility, are projected to see significant growth in both the near and long term. We believe this expected growth will allow AEye to achieve greater market share as well as pursue specialization opportunities like highway autonomous driving applications that benefit from our products. We expect that lidar will be a required sensing solution across many end markets, and we intend to be the leading solutions provider in these spaces.

Background

We were originally known as CF III. On August 16, 2021, CF III consummated the Merger with AEye Technologies pursuant to the Merger Agreement. In connection with the Closing of the Merger, CF III changed its name to AEye, Inc. The Merger was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, CF III was treated as the “accounting acquiree” and AEye Technologies as the “accounting acquirer” for financial reporting purposes.

At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of CF III, Merger Sub, AEye Technologies or the holders of any of our or AEye Technologies’ securities:

•	Merger Sub merged with and into AEye Technologies, with AEye Technologies surviving as a wholly-owned subsidiary of the Company;

•	each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time was automatically converted into an equal number of shares of common stock of validly issued, fully paid and nonassessable shares of common stock of AEye Technologies, which shares constitute the only outstanding shares of capital stock of AEye Technologies held by us;

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•	all issued and outstanding shares of AEye Technologies’ capital stock (other than shares held by us, CF Finance Holdings III, LLC (the “Sponsor”) or held in treasury) converted into an aggregate of 122,509,667 shares of Common Stock.

•	all shares of AEye Technologies’ capital stock held in treasury were canceled without any conversion thereof;

•	all of the outstanding options of AEye Technologies to acquire AEye Technologies’ common stock were assumed by the Company and converted into options to acquire an aggregate of 29,415,292 shares of Common Stock;

•	all of the outstanding restricted stock units (“RSUs”) of AEye Technologies to acquire AEye Technologies’ common stock were assumed by the Company and converted into RSUs to acquire an aggregate of 1,724,283 shares of Common Stock;

•	all of the 5,750,000 outstanding shares of CF III’s Class B common stock, par value $0.0001 per share, held by the Sponsor and the former independent directors of CF III converted into an aggregate of 5,750,000 shares of Common Stock;

•	all of the 500,000 private placement units held by the Sponsor were separated, pursuant to their terms, into 500,000 shares of Common Stock and 166,666 Warrants; and

•	all of the remaining outstanding Company units were separated, pursuant to their terms, into one share of Common Stock and one-third (1/3) of one Warrant (and CF III’s units ceased trading on Nasdaq).

In connection with the execution of the Merger Agreement, CF III entered into subscription agreements with certain parties subscribing for shares of CF III’s common stock, par value $0.0001 per share (“CF III Common Stock,” and such parties, the “Subscribers”), pursuant to which the Subscribers agreed to purchase, and CF III agreed to sell to the Subscribers, an aggregate of up to 22,500,000 shares of CF III Common Stock, for a purchase price of $10.00 per share and at an aggregate purchase price of up to $225 million. Immediately prior to the closing of the Merger, we issued and sold 22,000,000 shares of our Common Stock to the Subscribers for aggregate gross proceeds to us of $220 million (the “PIPE Investment”).

The rights of holders of our Common Stock are governed by our Second Amended and Restated Certificate of Incorporation (the “Amended Charter”), our Amended and Restated Bylaws (the “Amended Bylaws”), and the Delaware General Corporation Law (the “DGCL”). See the section titled “Description of Our Securities.”

Corporate Information

CF III was incorporated in the State of Delaware in March 2016 for the purpose of effecting a transaction such as the Merger and completed its initial public offering (the “IPO”) in November 2020. In August 2021, Merger Sub merged with and into AEye Technologies, with AEye Technologies surviving the merger as a wholly owned subsidiary of CF III. In connection with the Merger, we changed our name to AEye, Inc. Our principal executive offices are located at One Park Place, Suite 200, Dublin, CA 94568. Our telephone number is (925) 400-4366. Our website address is www.aeye.ai. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of our first fiscal year following the fifth anniversary of CF III’s IPO, (b) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates, or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

We are also a “smaller reporting company” as defined in the Securities and Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

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As a result, the information in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

The Tumim Transaction

On December 8, 2021, we entered into the Purchase Agreement with Tumim, pursuant to which Tumim has committed to purchase up to $125 million of Common Stock (the “Total Commitment”), at our direction from time to time after the date of this prospectus, subject to the satisfaction of the conditions in the Purchase Agreement. Also, we entered into a registration rights agreement with Tumim (the “Registration Rights Agreement”), pursuant to which pursuant to which we agreed to file with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act, the shares of our Common Stock that have been and may be issued to Tumim under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, at the time we signed the Purchase Agreement and the Registration Rights Agreement, we issued 302,634 Commitment Shares to Tumim as consideration for its irrevocable commitment to purchase shares of our Common Stock under the Purchase Agreement. The 302,634 Commitment Shares are also covered by this prospectus.

Under the terms and subject to the conditions of the Purchase Agreement, we have the right, but not the obligation, to sell to Tumim, and Tumim is obligated to purchase, up to $125.0 million of our Common Stock. Such sales of Common Stock by us, if any, will be subject to certain limitations, and may occur from time-to-time in our sole discretion, over the period commencing once certain customary conditions are satisfied, including the filing and securing effectiveness of this resale registration statement with the SEC with respect to the shares to be sold to Tumim under the Purchase Agreement, and ending on the first day of the month following the 36-month anniversary of the closing date of the Purchase Agreement.

Shares will be issued from us to Tumim at a 3.85% discount to the one-day forward volume-weighted average price from the date a purchase notice is issued, plus an additional fee of 2% payable to the placement agent (to a cumulative maximum of $2 million) with respect to the issuance and sale of the shares pursuant to the Purchase Agreement. There are no upper limits on the price per share that Tumim must pay for shares of the Common Stock. Actual sales of shares of Common Stock to Tumim will depend on a variety of factors to be determined by us from time-to-time, including, among other things, market conditions, the trading price of our Common Stock, and determinations by us as to the appropriate sources of funding for us and our operations.

Under the applicable Nasdaq rules, we may not issue to Tumim under the Purchase Agreement more than

30,865,419 shares of its Common Stock, which number of shares is equal to 19.99% of the shares of the Company’s Common Stock outstanding (the “Exchange Cap”) as of the date of the Purchase Agreement, unless (i) we obtains stockholder approval to issue shares of its Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average purchase price per share paid by Tumim for all shares of the our Common Stock, if any, that we elect to sell to Tumim under the Purchase Agreement equals or exceeds the lower of (a) the Nasdaq official closing price for our Common Stock immediately preceding the execution of the Purchase Agreement, and (b) the arithmetic average of the five Nasdaq official closing prices for the Common Stock during the 5-trading day period immediately preceding the execution of the Purchase Agreement, as adjusted so that the Exchange Cap will not apply to issuances of Common Stock under the Purchase Agreement under applicable Nasdaq rules.

Moreover, we may not issue or sell any shares of our Common Stock to Tumim under the Purchase Agreement which, when aggregated with all other shares of our Common Stock then beneficially owned by Tumim and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder), would result in Tumim beneficially owning more than 9.99% of the outstanding shares of the Common Stock.

The net proceeds under the Purchase Agreement to us will depend on the frequency and prices at which we sell shares of our stock to Tumim. We expect that any proceeds received by us from such sales to Tumim will be used for working capital and general corporate purposes.

The Purchase Agreement will automatically terminate upon the earliest of (i) the expiration of the 36-month period following the date of execution of the Purchase Agreement, (ii) Tumim’s purchase of the Total Commitment worth of Common Stock under the Purchase Agreement, or (iii) the occurrence of certain other events set forth in the Purchase Agreement. We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon one trading day’s prior written notice to Tumim. Neither we nor Tumim may assign or transfer its rights and obligations under the Purchase Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by the parties.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement other than a prohibition on entering into a “Variable Rate Transaction,” as defined in the Purchase Agreement, and as more specifically described in the section of this prospectus entitled “The Tumim Transaction.” Tumim has agreed not to cause, or engage in any manner whatsoever, any direct or indirect short selling or hedging of the common stock.

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We do not know what the purchase price for our Common Stock will be and therefore cannot be certain as to the number of shares we might issue to Tumim under the Purchase Agreement. If all of the 30,865,419 shares offered by Tumim for resale under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately 16.44% of the total number of shares of our Common Stock outstanding as of April 29, 2022. The number of shares ultimately offered for resale by Tumim is dependent upon the number of shares we may elect to sell to Tumim under the Purchase Agreement from and after the Commencement Date.

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THE OFFERING

Shares of Common Stock offered by the Selling Stockholder (1)	302,634 Commitment Shares issued to Tumim upon execution of the Purchase Agreement. We have not and will not receive any cash proceeds from the issuance of the Commitment Shares.

Up to 30,562,785 shares (the “Purchase Shares”) we may sell to Tumim under the Purchase Agreement from time to time after the Commencement Date (as defined below). The actual number of Purchase Shares issued will vary depending upon the actual sales prices to Tumim pursuant to the Purchase Agreement.

Shares of Common Stock outstanding	160,800,188 shares (as of September 19, 2022).

Use of proceeds	We will not receive any proceeds from the resale of shares by the Selling Stockholder. We may receive up to $125.0 million in aggregate gross proceeds under the Purchase Agreement from sales of our Common Stock that we elect to make to Tumim pursuant to the Purchase Agreement, if any, from time to time in our sole discretion, from and after the Commencement Date. See “Use of Proceeds” on page 18 for additional information.

Risk factors	You should carefully read the “Risk Factors” beginning on page 8 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock.

Nasdaq symbol for our Common Stock	“LIDR”

(1)	Since the original Effective Date of our Registration Statement, a certain number of shares of common stock registered hereunder have been sold. The total of 30,865,419 shares referenced throughout this filing has not been updated to reflect such sales and exercises. Reference is made to note (2) below for specific details on the number of shares of common stock registered hereunder that have been sold.
(2)

The number of shares of Common Stock to be outstanding excludes:

•     26,152,793 shares of Common Stock issuable upon the exercise of outstanding options granted under 2014 Plan or the 2016 Plan, with a weighted-average exercise price of $0.49 per share;

•     10,733,388 shares of Common Stock available for future issuance under our 2021 Equity Incentive Plan;

•     11,840,360 shares of Common Stock underlying restricted stock units, or RSUs, granted pursuant to our 2016 Plan or 2021 Equity Incentive Plan;

•     7,833,322 shares of Common Stock issuable upon the exercise of outstanding public and private placement warrants to purchase Common Stock, with an exercise price of $11.50 per share (out of a total of 7,833,332 warrants issued, of which 10 warrants have been exercised as of the date of this filing);

•     29,852,785 purchase shares we may sell to Tumim Stone under that certain Common Stock Purchase Agreement from time to time (out of a total of 30,562,785 purchase shares, of which 710,000 have been sold as of September 19, 2022);

•     30,367,892 shares of Common Stock issuable upon conversion of our senior secured convertible note due March 15, 2024 and 1,750,000 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock issued in connection therewith, with an exercise price of $3.50 per share.

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RISK FACTORS

Investing in any of our securities involves significant risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Forward-Looking Statements,” you should carefully consider the specific risks set forth under the heading “Risk Factors” under Item 1A of Part I of our Annual Report on Form 10-K filed with the SEC, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference to this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or any documents incorporated by reference herein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business. For more information, see “Where You Can Find More Information” and “Information Incorporated by Reference.”

Risks Related to this Offering

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement, or the actual gross proceeds resulting from those sales. We may not have access to the full amount available under the Purchase Agreement with Tumim.

On December 8, 2021, we entered into the Purchase Agreement with Tumim, pursuant to which Tumim has committed to purchase up to $125.0 million in shares of our Common Stock, subject to certain limitations and conditions set forth in the Purchase Agreement.

The shares of our Common Stock that may be issued under the Purchase Agreement may be sold by us to Tumim at our discretion from time to time over an approximately 36-month period commencing on the closing date of the Purchase Agreement, provided this registration statement covering the resale of shares of Common Stock that have been and may be issued under the Purchase Agreement is declared effective by the SEC, a final prospectus in connection therewith is filed, and the other conditions set forth in the Purchase Agreement are satisfied. We generally have the right to control the timing and amount of any sales of our shares of our Common Stock to Tumim under the Purchase Agreement. Sales of our Common Stock to Tumim under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Tumim all or a portion of the shares of our Common Stock that may be available pursuant to the Purchase Agreement, or decide to not sell to Tumim any shares of our Common Stock that may be available for us to sell to Tumim pursuant to the Purchase Agreement.

Because the purchase price per share to be paid by Tumim for the shares of our Common Stock that we may elect to sell to Tumim under the Purchase Agreement will fluctuate based on the market prices of our Common Stock during such purchase, it is not possible for us to predict, as of the date of this prospectus, the number of shares of our Common Stock that we will sell to Tumim under the Purchase Agreement, the purchase price per share that Tumim will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by Tumim under the Purchase Agreement.

Although the Purchase Agreement provides that we may sell up to an aggregate of $125.0 million of our Common Stock to Tumim, only 30,865,419 shares of our Common Stock are being registered for resale by Tumim under the registration statement that includes this prospectus, consisting of the 302,634 Commitment Shares that we previously issued to Tumim upon execution of the Purchase Agreement as consideration for its commitment to purchase our Common Stock under the Purchase Agreement and up to 30,562,785 Purchase Shares that we may elect to sell to Tumim, in our sole discretion, from time to time from and after the Commencement Date under the Purchase Agreement.

If we elect to sell to Tumim all of the Purchase Shares being registered for resale under this prospectus that are available for sale by us to Tumim in purchases under the Purchase Agreement, depending on the market prices of our Common Stock during such purchase made pursuant to the Purchase Agreement, the actual gross proceeds from the sale of all such shares may be substantially less than the $125.0 million (the “Total Commitment”) available to us under the Purchase Agreement, which could materially adversely affect our liquidity.

If it becomes necessary for us to issue and sell to Tumim under the Purchase Agreement more than 30,865,419 shares being registered for resale under the registration statement that includes this prospectus in order to receive aggregate gross proceeds equal to the total commitment of an aggregate of $125.0 million under the Purchase Agreement, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by Tumim of any such additional shares of our Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective. We will need to obtain stockholder approval to issue shares of our Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with the Nasdaq listing rules, unless the average per share purchase price paid by Tumim for all shares of our Common Stock sold under the Purchase Agreement equals or exceeds $4.90, in which case, under the Nasdaq listing rules, the Exchange Cap limitation will not apply to issuances and sales of our Common Stock under the Purchase Agreement, in each case, before we may elect to sell any additional shares of our Common Stock to Tumim under the Purchase Agreement. In addition, Tumim will not be required to purchase any shares of our Common Stock if such sale would result in Tumim’s beneficial ownership exceeding 9.99% of the then outstanding shares of our Common Stock.

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Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of our Common Stock in addition to the 30,865,419 shares of our Common Stock being registered for resale by Tumim under this prospectus could cause additional substantial dilution to our stockholders. The number of shares of our Common Stock ultimately offered for resale by Tumim is dependent upon the number of shares of our Common Stock we ultimately sell to Tumim under the Purchase Agreement.

Our inability to access a portion or the full amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business. The extent to which we rely on Tumim as a source of funding will depend on a number of factors including the prevailing market price of our Common Stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Tumim were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we were to receive all $125.0 million in gross proceeds under the Purchase Agreement, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to Tumim. If and when we do elect to sell shares of our Common Stock to Tumim under the Purchase Agreement, after Tumim has acquired such shares, Tumim may resell all or a portion of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Tumim at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Tumim as a result of future sales made by us to Tumim at prices lower than the prices such investors paid for their shares.

We may require additional financing to sustain our operations and without it we will not be able to continue operations.

Subject to the terms and conditions the Purchase Agreement, we may, at our discretion, direct Tumim to purchase up to an aggregate of up to $125.0 million of our Common Stock under the Purchase Agreement from time-to-time over an approximately 36-month period beginning on the closing date of the Purchase Agreement, provided that a registration statement covering the resale of shares of Common Stock that have been and may be issued under the Purchase Agreement is declared effective by the SEC, a final prospectus in connection therewith is filed, and the other conditions set forth in the Purchase Agreement are satisfied. Although the Purchase Agreement provide that we may sell up to an aggregate of $125.0 million of our Common Stock to Tumim, only 30,562,785 shares of our Common Stock that we may elect to sell to Tumim under the Purchase Agreement are being registered. The purchase price per share for the shares of our Common Stock that we may elect to sell to Tumim under the Purchase Agreement will fluctuate based on the market prices of our Common Stock during such purchase made pursuant to the Purchase Agreement. Accordingly, it is not currently possible to predict the number of shares that will be sold to Tumim, the actual purchase price per share to be paid by Tumim for those shares, the actual gross proceeds to be raised in connection with those sales, and whether or not we will need to register additional shares for resale by Tumim under the Purchase Agreement.

The extent to which we rely on Tumim as a source of funding will depend on a number of factors, including the prevailing market price of our Common Stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Tumim were to prove unavailable or prohibitively dilutive, we may need to secure another source of funding in order to satisfy our working capital needs. Even if we were to sell to Tumim all of the shares of our Common Stock available for sale to Tumim under the Purchase Agreement, we will still need additional capital to fully implement our business plan. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences would be a material adverse effect on our business, operating results, financial condition and prospects.

Future sales and issuances of our Common Stock or other securities might result in significant dilution and could cause the price of our Common Stock to decline.

To raise capital, we may sell our Common Stock, convertible securities or other equity securities in one or more transactions other than those contemplated by the Purchase Agreement, at prices and in a manner we determine from time to time. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by Tumim, and Tumim or investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

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The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into our Common Stock, in future transactions may be higher or lower than the price per share paid by Tumim. Any sales of additional shares will dilute our stockholders.

Sales of a substantial number of shares of our Common Stock in the public market or the perception that these sales might occur could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our Common Stock. In addition, the sale of substantial amounts of our Common Stock could adversely impact its price.

Management will have broad discretion as to the use of the proceeds from our sale of Common Stock to Tumim under the Purchase Agreement, and uses may not improve our financial condition or market value.

Because we have not designated the amount of net proceeds from our sale to Tumim of shares of our Common Stock to be used for any particular purpose, our management will have broad discretion as to the application of such net proceeds and could use them for purposes other than those contemplated hereby. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or advance our business objectives.

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THE TUMIM TRANSACTION

On December 8, 2021, we entered into the Purchase Agreement with Tumim, pursuant to which Tumim has committed to purchase up to $125.0 million of our Common Stock, at our direction from time to time over the term of the Purchase Agreement, subject to certain terms, conditions and limitations in the Purchase Agreement. We also entered into the Registration Rights Agreement with Tumim, pursuant to which we agreed to file with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act, the shares of our Common Stock that have been and may be issued to Tumim under the Purchase Agreement.

Under the terms and subject to the conditions of the Purchase Agreement, we have the right, but not the obligation, to sell to Tumim, and Tumim is obligated to purchase, up to $125.0 million of our Common Stock. Such sales of Common Stock by us, if any, will be subject to certain limitations, and may occur from time-to-time in our sole discretion, over the period commencing once certain customary conditions are satisfied, including the filing and securing effectiveness of this resale registration statement with the SEC with respect to the shares to be sold to Tumim under the Purchase Agreement (the “Commencement,” and the date of the Commencement, the “Commencement Date”), and ending on the first day of the month following the 36-month anniversary of the closing date of the Purchase Agreement (the “Termination Date”).

Tumim has no right to require the Company to sell any shares of Common Stock to Tumim, but Tumim is obligated to make purchases as we direct, subject to certain conditions. Shares will be issued from us to Tumim at a 3.85% discount to the one-day forward volume-weighted average price from the date a purchase notice is issued, plus an additional fee of 2% payable to the placement agent (to a cumulative maximum of $2 million) with respect to the issuance and sale of the shares pursuant to the Purchase Agreement. There are no upper limits on the price per share that Tumim must pay for shares of the Common Stock. Actual sales of shares of Common Stock to Tumim will depend on a variety of factors to be determined by us from time-to-time, including, among other things, market conditions, the trading price of our Common Stock, and determinations by us as to the appropriate sources of funding for us and our operations.

We do not know what the purchase price for our Common Stock will be and therefore cannot be certain as to the number of shares we might issue to Tumim under the Purchase Agreement. Although the Purchase Agreement provides that we may sell up to $125.0 million of our Common Stock to Tumim, only 30,865,419 shares of our Common Stock are being registered under the Securities Act for resale by Tumim under this prospectus, which represent the (i) 302,634 Commitment Shares that we issued to Tumim on December 8, 2021 as consideration of its irrevocable commitment to purchase shares of our Common Stock under the Purchase Agreement and (ii) up to 30,562,785 shares of Common stock that may be issued to Tumim from and after the Commencement Date, if and when we elect to sell shares which have been or may be issued to Tumim in the future under the Purchase Agreement.

If all of the 30,865,419 shares offered by Tumim for resale under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately 16.44% of the total number of shares of our Common Stock outstanding as of April 29, 2022. The number of shares ultimately offered for resale by Tumim is dependent upon the number of shares we may elect to sell to Tumim under the Purchase Agreement from and after the Commencement Date.

Under the applicable Nasdaq rules, we may not issue to Tumim under the Purchase Agreement more than 30,865,419 shares of its Common Stock, which number of shares is equal to 19.99% of the shares of the Company’s Common Stock outstanding (the “Exchange Cap”) as of the date of the Purchase Agreement, unless (i) we obtains stockholder approval to issue shares of its Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average purchase price per share paid by Tumim for all shares of the our Common Stock, if any, that we elect to sell to Tumim under the Purchase Agreement equals or exceeds the lower of (a) the Nasdaq official closing price for our Common Stock immediately preceding the execution of the Purchase Agreement, and (b) the arithmetic average of the five Nasdaq official closing prices for the Common Stock during the 5-trading day period immediately preceding the execution of the Purchase Agreement, as adjusted so that the Exchange Cap will not apply to issuances of Common Stock under the Purchase Agreement under applicable Nasdaq rules.

Moreover, we may not issue or sell any shares of our Common Stock to Tumim under the Purchase Agreement which, when aggregated with all other shares of our Common Stock then beneficially owned by Tumim and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder), would result in Tumim beneficially owning more than 9.99% of the outstanding shares of the Common Stock.

The net proceeds under the Purchase Agreement to us will depend on the frequency and prices at which we sell shares of our stock to Tumim. We expect that any proceeds received by us from such sales to Tumim will be used for working capital and general corporate purposes.

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As consideration for Tumim’s irrevocable commitment to purchase shares of our Common Stock upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, upon execution of the Purchase Agreement, we issued 302,634 Commitment Shares to Tumim.

Purchase of Shares Under the Purchase Agreement

Upon the Commencement and subject to the conditions set forth in the Purchase Agreement, we have the right, but not the obligation, from time to time at our sole discretion over the approximately 36-month period commencing on the closing date of the Purchase Agreement, to direct Tumim to purchase amounts of our Common Stock under the Purchase Agreement, that we specify in purchase notices that we deliver to Tumim under the Purchase Agreement on any trading day. The maximum number of shares that may be purchased pursuant to a purchase is equal to a number of shares of our Common Stock equal to the lesser of (the “Purchase Maximum Amount”):

•	the quotient obtained by dividing (A) $20,000,000 by (B) the last closing trade price of our Common Stock on Nasdaq on the trading day immediately preceding the applicable day Tumim is deemed to receive a valid purchase notice for such purchase, and
•	the product obtained by multiplying (A) the daily trading volume in the Common Stock on Nasdaq on the trading day immediately preceding the applicable day Tumim is deemed to receive a valid purchase notice for such purchase and (B) 0.15.

Tumim is obligated to accept each purchase notice prepared and timely delivered on or prior to 8:30 am, New York City time, on the trading day of the purchase notice for such purchase (a “Purchase Exercise Date”) by us in accordance with the terms of and subject to the satisfaction of the conditions contained in the Purchase Agreement; provided that, Tumim is not obligated to purchase any shares of our Common Stock set forth in a valid purchase notice in excess of the Purchase Maximum Amount. We may deliver a purchase notice on a Purchase Exercise Date, provided that (i) we may not deliver more than one purchase notices to Tumim on any single trading day and (ii) all shares subject to all prior purchase notices for purchases that have been properly delivered by the us to Tumim have been received by Tumim or its broker-dealer as DWAC Shares (as defined in the Purchase Agreement), prior to our delivery of such purchase notice to Tumim on such Purchase Exercise Date.

Conditions to Commencement and Delivery of Purchase Notices

Our ability to deliver purchase notices to Tumim under the Purchase Agreement arises upon the occurrence of satisfying of applicable conditions specified in the Purchase Agreement, all of which are entirely outside of Tumim’s control, including, among other things, the following:

•	the accuracy in all material respects of our representations and warranties included in the Purchase Agreement;
•	us having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by us;
•	the effectiveness of this registration statement that includes this prospectus;
•	the SEC shall not have issued any stop order suspending the effectiveness, prohibiting or suspending the use of the registration statement that includes this prospectus;
•	there shall not have occurred any event and there shall not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein, in light of the circumstances under which they were made not misleading;
•	this prospectus, in final form, shall have been filed with the SEC under the Securities Act, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act, shall have been filed with the SEC;
•	trading in our Common Stock shall not have been suspended by the SEC, Nasdaq or the Financial Industry Regulatory Authority (“FINRA”), we shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on Nasdaq shall be terminated on a date certain (unless, prior to such date, the Common Stock is listed or quoted on the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange or the NYSE American (or any nationally recognized successor to any of the foregoing), or each, an “Eligible Market”), and there shall be no suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock;

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•	we shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement;
•	the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement;
•	the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transactions;
•	all of the shares of our Common Stock that may be issued pursuant to the Purchase Agreement shall have been approved for listing or quotation on the Nasdaq Capital Market (or if the Common Stock is not then listed on the Nasdaq Capital Market, on any Eligible Market);
•	no condition, occurrence, state of facts or event constituting a material adverse effect shall have occurred and be continuing;
•	any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us;
•	Tumim has received the Commitment Shares as DWAC Shares;
•	the delivery to the Company’s transfer agent of instructions and a notice of effectiveness relating to this registration statement directing the Company’s transfer agent to issue to Tumim all the Commitment Shares and Purchase Shares as DWAC Shares;
•	the Company having reserved 30,562,785 shares of our Common Stock for the purpose of issuing Purchase Shares; and
•	the receipt by Tumim of the opinions, bring-down opinions and negative assurances from outside counsel to us in the forms mutually agreed to by us and Tumim prior to the date of the Purchase Agreement.

Our ability to deliver purchase notices to Tumim under the Purchase Agreement is subject to the satisfaction of certain conditions at time of each delivery of a purchase notice, all of which are entirely outside of Tumim’s control, including, among other things, the following:

•	the accuracy in all material respects of our representations and warranties included in the Purchase Agreement;
•	us having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by us;
•	we shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement;
•	the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement;
•	the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transactions;
•	all of the shares of our Common Stock that may be issued pursuant to the Purchase Agreement shall have been approved for listing or quotation on the Nasdaq Capital Market (or if the Common Stock is not then listed on the Nasdaq Capital Market, on any Eligible Market);
•	no condition, occurrence, state of facts or event constituting a material adverse effect shall have occurred and be continuing;

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•	any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us;
•	the effectiveness of this registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include shares of our Common Stock that may be issued and sold by us to Tumim under the Purchase Agreement);
•	the delivery to the Company’s transfer agent of instructions and a notice of effectiveness relating to any other additional registration statement filed with the SEC that includes shares of our Common Stock that may be issued and sold by us to Tumim under the Purchase Agreement directing the Company’s transfer agent to issue to Tumim all the Purchase Shares as DWAC Shares;
•	the SEC shall not have issued any stop order suspending the effectiveness, prohibiting or suspending the use of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include shares of our Common Stock that may be issued and sold by us to Tumim under the Purchase Agreement);
•	there shall not have occurred any event and there shall not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus (or in any one or more additional registration statements filed with the SEC that include shares of our Common Stock that may be issued and sold by us to Tumim under the Purchase Agreement) untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of this prospectus or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement, in light of the circumstances under which they were made) not misleading;
•	this prospectus (or any one or more additional registration statements filed with the SEC that include shares of our Common Stock that may be issued and sold by us to Tumim under the Purchase Agreement), in final form, shall have been filed with the SEC under the Securities Act, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act, shall have been filed with the SEC;
•	trading in our Common Stock shall not have been suspended by the SEC, Nasdaq or FINRA, we shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on Nasdaq shall be terminated on a date certain (unless, prior to such date, the Common Stock is listed or quoted on the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange or the NYSE American (or any nationally recognized successor to any of the foregoing), or each, an Eligible Market), and there shall be no suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock;
•	the issuance and sale of the Purchase Shares subject to a Purchase notice shall not exceed the Purchase Maximum Amount or cause the Total Commitment, Beneficial Ownership Limitation (as defined in the Purchase Agreement) or Exchange Cap to be exceeded;
•	the Purchase Shares shall have been duly authorized and all Purchase Shares issued under prior Purchase notices shall have been delivered as DWAC Shares; and
•	the receipt by Tumim of the opinions, bring-down opinions and negative assurances from outside counsel to us in the forms mutually agreed to by us and Tumim prior to the date of the Purchase Agreement.

No Short-Selling or Hedging by Tumim

Tumim has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of our shares.

Prohibition on Variable Rate Transactions

From and after the date of the Purchase Agreement until the termination of the Purchase Agreement, subject to exceptions provided in the Purchase Agreement, we are prohibited from effecting or entering into an agreement to effect any issuance of Common Stock or Common Stock Equivalents (or a combination of units thereof), as such terms are defined in the Purchase Agreement, involving a Variable Rate Transaction (as defined in the Purchase Agreement), which includes selling convertible equity or debt securities at a future determined price.

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Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

•	the first day of the month next following the 36-month anniversary of the date of the Purchase Agreement;
•	the date on which Tumim shall have purchased shares of our Common Stock under the Purchase Agreement for an aggregate gross purchase price equal to its $125.0 million total commitment under the Purchase Agreement;
•	the date on which the Common Stock shall have failed to be listed or quoted on the Nasdaq Capital Market or any other Eligible Market; and
•	the date on which we commence a voluntary bankruptcy case or any third party commences a bankruptcy proceeding against us which is not discharged within 30 trading days, a custodian is appointed for us in a bankruptcy proceeding for all or substantially all of its property, or we make a general assignment for the benefit of its creditors.

We have the right to terminate the Purchase Agreement at any time after the Commencement Date, at no cost or penalty, upon one trading day’s prior written notice to Tumim. We and Tumim may also terminate the Purchase Agreement at any time by mutual written consent.

Tumim also has the right to terminate the Purchase Agreement upon 1 trading days’ prior written notice to us, but only upon the occurrence of certain events, including:

•	the occurrence of a Material Adverse Effect (as defined in the Purchase Agreement);
•	the occurrence of a Fundamental Transaction (as defined in the Purchase Agreement) involving us;
•	our failure to file with the SEC the registration statement that includes this prospectus or any additional registration statement we are required to file with the SEC pursuant to the Registration Rights Agreement, within the time periods set forth in the Registration Rights Agreement;
•	while the registration statement that includes this prospectus or any additional registration statement or any post-effective amendments thereto are required to be maintained effective pursuant to the Registration Rights Agreement, the effectiveness of such registration statements or post-effective amendments lapse for any reason (including the issuance of a stop order by the SEC), or this prospectus or the prospectus included in any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement otherwise becomes unavailable to Tumim for the resale of all of the shares of Common Stock included therein, and such lapse or unavailability continues for a period of 30 consecutive trading days or for more than an aggregate of 120 trading days in any 365-day period, other than due to acts of Tumim; or
•	trading in the Common Stock on the Nasdaq Capital Market (or if the common stock is then listed on an Eligible Market, trading in the Common Stock on such Eligible Market) has been suspended for a period of three consecutive trading days; or
•	we are in material breach or default of the Purchase Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 trading days after notice of such breach or default is delivered to us.

No termination of the Purchase Agreement by us or by Tumim will become effective prior to the first trading day immediately following the applicable settlement date related to any pending purchase notice that has not been fully settled in accordance with the terms and conditions of the Purchase Agreement, and will not affect any of our respective rights and obligations under the Purchase Agreement with respect to any pending purchase notice, and both we and Tumim have agreed to complete our respective obligations with respect to any such pending purchase notice under the Purchase Agreement. Furthermore, no termination of the Purchase Agreement will affect the Registration Rights Agreement, which will survive any termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on our Stockholders

All shares of our Common Stock that have been or may be issued or sold by us to Tumim under the Purchase Agreement that are being registered under the Securities Act for resale by Tumim in this offering are expected to be freely tradable. The shares of our Common Stock being registered for resale in this offering (excluding the 302,634 Commitment Shares we already issued to Tumim) may be issued and sold by us to Tumim from time to time at our discretion over a period of up to approximately 36 months commencing on the date of execution of the Purchase Agreement, provided that the conditions precedent to Commencement have occurred. The resale by Tumim of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock, if any, to Tumim under the Purchase Agreement will depend upon market conditions and other factors to be determined by us.

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We may ultimately decide to sell to Tumim all, some or none of the shares of our Common Stock that may be available for us to sell to Tumim pursuant to the Purchase Agreement. If and when we do sell shares to Tumim, after Tumim has acquired the shares, Tumim may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Tumim by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our Common Stock. In addition, if we sell a substantial number of shares to Tumim under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Tumim may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Tumim and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Tumim to purchase up to $125.0 million of our Common Stock, subject to certain limitations. We have registered only a portion of the shares that may be issuable under the Purchase Agreement and, therefore, we may seek to issue and sell to Tumim under the Purchase Agreement more shares of our Common Stock than are offered under this prospectus in order to receive the aggregate gross proceeds equal to the $125.0 million total commitment available to us under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale under this prospectus is dependent upon the number of shares we direct Tumim to purchase under the Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from Tumim from our sale of Common Stock to Tumim under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share	Number of Registered Purchase Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Tumim(2)	Gross Proceeds from the Sale of Shares to Tumim Under the Purchase Agreement
$3.00	30,562,785	16.28%	$ 91,688,355
$4.00	30,562,785	16.28%	$ 122,251,140
$5.11(3)	24,461,839	13.47%	$ 124,999,997
$6.00	20,833,333	11.70%	$ 124,999,998
$7.00	17,857,142	10.20%	$ 124,999,994

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(1)	Although the Purchase Agreement provides that we may sell up to $125.0 million of our Common Stock to Tumim, we are only registering 30,865,419 shares under this prospectus which represents: (i) 302,634 Commitment Shares that we already issued to Tumim as a commitment fee for making the irrevocable commitment under the Purchase Agreement; and (ii) an additional 30,562,785 shares which may be issued to Tumim in the future under the Purchase Agreement, if and when we sell shares to Tumim under the Purchase Agreement, and which may or may not cover all the shares we ultimately sell to Tumim under the Purchase Agreement, depending on the purchase price per share. As a result, we have included in this column only those shares that we are registering in this offering. If we seek to issue under the Purchase Agreement and the transactions contemplated thereby, shares of our Common Stock in excess of 30,865,419 shares, or 19.99% of the total Common Stock outstanding, we may be required to seek stockholder approval in order to be in compliance with the Nasdaq listing rules.
(2)	The denominator is based on 157,151,687 shares outstanding as April 29, 2022, which includes the 302,634 Commitment Shares issued to Tumim upon execution of the Purchase Agreement and adjusted to include the number of shares set forth in the adjacent column which we would have sold to Tumim, assuming the purchase price in the first column. The numerator is based on the number of shares issuable under the Purchase Agreement at the corresponding assumed purchase price set forth in the first column.
(3)	The closing sale price of our Common Stock on April 29, 2022.

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USE OF PROCEEDS

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by Tumim. All of the Common Stock offered by Tumim pursuant to this prospectus will be sold by Tumim for its own account. We will not receive any of the proceeds from these sales. We may receive up to $125.0 million aggregate gross proceeds under the Purchase Agreement from any sales we make to Tumim pursuant to the Purchase Agreement. We estimate that the net proceeds to us from the sale of our Common Stock to Tumim pursuant to the Purchase Agreement will be up to $124,865,379.14 over an approximately 36-month period commencing on the Commencement Date, provided that the conditions precedent to the Commencement have occurred, and assuming that we sell the full amount of our Common Stock that we have the right, but not the obligation, to sell to Tumim under the Purchase Agreement, and after estimated fees and expenses. See “Plan of Distribution” elsewhere in this prospectus for more information.

We expect to use any proceeds that we receive under the Purchase Agreement for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

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SELLING STOCKHOLDERS

This prospectus relates to the possible resale from time to time by Tumim of any or all of the shares of Common Stock that may be issued by us to Tumim under the Purchase Agreement. For additional information regarding the issuance to Tumim of Common Stock covered by this prospectus, see the section entitled “The Tumim Transaction” above. We are registering the shares of Common Stock pursuant to the provisions of the Registration Rights Agreement we entered into with Tumim on December 8, 2021 in order to permit Tumim to offer the shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement, Tumim has not had any material relationship with us within the past three years.

The table below presents information regarding the Selling Stockholder and the shares of Common Stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects holdings as of April 29, 2022. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of Common Stock that the Selling Stockholder may offer for resale under this prospectus. The Selling Stockholder may sell some, all or none of its shares in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them, and we are not aware of any existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of Common Stock with respect to which the Selling Stockholder has sole or shared voting and investment power. The percentage of shares of Common Stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 157,151,687 shares of our Common Stock outstanding on April 29, 2022. Because the purchase price of the shares of Common Stock issuable under the Purchase Agreement is determined on the applicable Purchase Date with respect to a purchase, the number of shares that may actually be sold by us under the Purchase Agreement may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

Names and Addresses	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
	Number (1)	Percent		Number (2)	Percent
Tumim Stone Capital LLC (3)	302,634	*	30,865,419	0	*

*	less than 1%
(1)	Consists of 302,634 shares of Common Stock we issued to Tumim on December 8, 2021 as Commitment Shares in consideration for entering into the Purchase Agreement. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that Tumim may be required to purchase under the Purchase Agreement because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of Tumim’s control, including with respect to the Purchase Agreement the registration statement that includes this prospectus becoming and remaining effective. Furthermore, purchases of shares of our Common Stock are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. The Purchase Agreement prohibits us from issuing and selling any shares of our Common Stock to Tumim to the extent such shares, when aggregated with all other shares of our Common Stock then beneficially owned by Tumim and its affiliates, would cause Tumim’s beneficial ownership of our Common Stock to exceed the 9.99% Beneficial Ownership Limitation. The Purchase Agreement also prohibit us from issuing or selling shares of our Common Stock under the Purchase Agreement and the transactions contemplated thereby, in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless the average price of all sales of Common Stock under the Purchase Agreement (including the commitment shares issued thereunder) are made at a price equal to or greater than $4.90 per share, such that the Exchange Cap limitation would not apply under the Nasdaq listing rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under the Nasdaq listing rules) may be amended or waived under the Purchase Agreement.
(2)	Assumes the sale of all shares being offered pursuant to this prospectus. Depending on the price per share at which we sell our Common Stock to Tumim pursuant to the Purchase Agreement, we may need to sell to Tumim under the Purchase Agreement more shares of our Common Stock than are offered under this prospectus in order to receive aggregate gross proceeds equal to the $125.0 million Total Commitment available to us under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act such additional shares. The number of shares ultimately offered for resale by Tumim is dependent upon the number of shares we sell to Tumim under the Purchase Agreement.

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(3)	The business address of Tumim Stone Capital LLC is 140 Broadway, 38th Floor, New York, NY 10005. Tumim Stone Capital LLC’s principal business is that of a private investor. Maier Joshua Tarlow is the manager of 3i Management, LLC, the general partner of 3i, LP, which is the sole member of Tumim Stone Capital LLC, and has sole voting control and investment discretion over securities beneficially owned directly by Tumim Stone Capital LLC and indirectly by 3i Management, LLC and 3i, LP. 3i Management, LLC is also the manager of Tumim Stone Capital LLC. We have been advised that none of Mr. Tarlow, 3i Management, LLC, 3i, LP or Tumim Stone Capital LLC is a member of FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Tarlow as to beneficial ownership of the securities beneficially owned directly by Tumim Stone Capital LLC and indirectly by 3i Management, LLC and 3i, LP.

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DESCRIPTION OF OUR SECURITIES

The following description of our securities is a summary and does not purport to be complete. The description is subject to and qualified in its entirety by reference to (i) our Amended Charter, (ii) our Amended Bylaws, (iii) the Warrant Agreement, dated as of November 12, 2020, between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), (iv) the Registration Rights Agreement, dated as of December 8, 2021, between the Company and Tumim Stone Capital LLC (the “Registration Rights Agreement”), (v) the Form of Indemnification Agreement, each of which is incorporated by reference as exhibits to this prospectus, and (vi) the Registration Rights Agreement, dated as of September 15, 2022, between the Company and 3i, LP (the “Note Registration Rights Agreement”), each of which is incorporated by reference as an exhibit or incorporated by reference by filings incorporated into this Prospectus.

General

Our purpose is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“DGCL”). Our authorized capital stock consists of 300,000,000 shares of Common Stock and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, no shares of preferred stock are issued or outstanding. Unless our Board determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Description of Common Stock

Voting Rights. Each holder of Common Stock is entitled to one (1) vote in person or by proxy for each share of the Common Stock held of record by such holder. The holders of shares of the Common Stock do not have cumulative voting rights.

Dividend Rights. Subject to any other provisions of the Amended Charter, each holder of Common Stock is entitled to receive such dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by our Board from time to time out of assets or funds of the Company legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, subject to applicable law, the rights, if any, of the holders of any outstanding series of the preferred stock, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the shares of Common Stock are entitled to receive all the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Other Matters. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock, including any series of preferred stock which we may designate in the future. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

Listing. The Common Stock is listed for trading on Nasdaq under the symbol “LIDR”.

Transfer Agent. Continental Stock Transfer & Trust Company acts as the transfer agent of the Common Stock.

Description of Preferred Stock

Under the terms of the Amended Charter, our Board has the authority, without stockholder approval, to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more class or series and to fix for each such class or series the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the

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trading price of the Common Stock, restricting dividends on our capital stock, diluting the voting power of the Common Stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of the Company. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Description of Warrants

Form. The Warrants were issued under the Warrant Agreement. The material terms and provisions of the Warrants are summarized below, but the following description is subject to, and qualified in its entirety by, the Warrant Agreement and the form of Warrant.

Exercisability. The Warrants are currently exercisable and may be exercised at any time up to five (5) years from August 16, 2021 or earlier upon redemption or liquidation, as applicable, at the option of each holder by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Cashless Exercise. If the Common Stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), the Company may, at its option, require holders of the Warrants who exercise such Warrants to exercise on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act as described in the Warrant Agreement, and in the event the Company so elects, the Company is not be required to file or maintain in effect a registration statement for the registration under the Securities Act of the Common Stock issuable upon exercise of the Warrants.

Notwithstanding the foregoing, the Private Placement Warrants may be exercised pursuant to a “cashless exercise” so long as such Private Placement Warrant is held by Sponsor or its permitted transferees (as defined in the Warrant Agreement).

Exercise Price. Each Warrant represents the right to purchase one share Common Stock at an original exercise price of $11.50 per share, subject to adjustments as described in the Warrant Agreement, including a stock split or similar events and payments of certain dividends to the Common Stock.

Redemption. Other than the Private Placement Warrants, the Company may, at its option, redeem all of the outstanding Warrants at any time while they are exercisable and prior to their expiration upon notice to the holders thereof, at the price of $0.01 per Warrant, provided that (i) the last sales price of the Common Stock reported has been at least $18.00 per share (subject to adjustments as described in the Warrant Agreement), on each of twenty (20) trading days within the thirty (30) trading day period ending on the third trading day prior to the date on which the notice of redemption is given and (ii) there is an effective registration statement covering the shares of Common Stock issuable upon exercise of the Warrants, and a current prospectus relating thereto, available throughout the redemption period, or the Company has elected to require the exercise of the Warrants on a “cashless basis”. The Warrants may be exercised at any time after notice of redemption shall have been given by the Company and prior to the redemption date.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Warrant.

Listing. The Warrants are listed for trading on the Nasdaq under the symbol “LIDRW”.

Warrant Agent. Continental Stock Transfer & Trust Company acts as the warrant agent and transfer agent for the Warrants.

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Registration Rights

The Company is a party to the Registration Rights Agreement entered in connection with a transaction pursuant to which Tumim Stone Capital LLC has committed to purchase the Company’s Common Stock. The Registration Rights Agreement requires the Company to prepare and file a registration statement to cover the resale under the Securities Act of registrable securities held by Tumim Stone Capital LLC.

The Company is also a party to the Note Registration Rights Agreement entered in connection with a transaction pursuant to which the Company has issued to 3i, LP a senior unsecured convertible promissory note and a warrant to purchase the Company’s Common Stock. The Note Registration Rights Agreement requires the Company to prepare and file a registration statement to cover the resale of the Company's Common Stock issuable upon conversion of the note and/or exercise of the warrant.

Provisions of Our Amended Charter and Bylaws and Delaware Law That May Have Anti-Takeover Effects

Section 203 of the Delaware General Corporation Law

Section 203 of the DGCL is applicable to takeovers of certain Delaware corporations, including us. Subject to exceptions enumerated therein, Section 203 provides that a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that the stockholder becomes an interested stockholder unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, though some shares may be excluded from the calculation; or
•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and by the affirmative votes of holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

The term “business combination” is defined to include, among other transactions between an interested stockholder and a corporation or any direct or indirect majority owned subsidiary thereof: a merger or consolidation; a sale, lease, exchange, mortgage, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would result in the issuance or transfer by the corporation of any of its stock to the interested stockholder; certain transactions that would increase the interested stockholder’s proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary.

Except as specified in Section 203, an interested stockholder is generally defined to include any person who, together with any affiliates or associates of that person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, any time within three years immediately prior to the relevant date. Under certain circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect not to be governed by this section, by adopting an amendment to the Amended Charter or the Bylaws, effective 12 months after adoption. Our Amended Charter and Bylaws do not opt out from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board of directors because the stockholder approval requirement would be avoided if a majority of the directors then in office excluding an interested stockholder approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. These provisions may have the effect of deterring hostile takeovers or delaying changes in control, which could depress the market price of our Common Stock and deprive stockholders of opportunities to realize a premium on shares of Common Stock held by them.

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Amended Charter and Bylaw Provisions

In addition to the board of directors’ ability to issue shares of preferred stock, our Amended Charter and Amended Bylaws contain the following provisions that may have the effect of discouraging unsolicited acquisition proposals:

•	our Amended Charter and Amended Bylaws classify the board of directors into three classes with staggered three-year terms (except for certain initial year terms);
•	under our Amended Charter and Amended Bylaws, our Board may enlarge the size of the board and fill the vacancies;
•	our Amended Charter and Amended Bylaws provide that a stockholder may not nominate candidates for the board of directors at any annual or special meeting unless that stockholder notifies us of its intention a specified period in advance and provides us with certain required information;
•	our Amended Charter and Amended Bylaws provide that stockholders may remove our directors only for cause;
•	our Amended Charter and Amended Bylaws provide that stockholders who wish to bring business before the stockholders at our annual meeting must provide advance notice;
•	our Amended Charter and Amended Bylaws provide that, except for limited exceptions, any action required or permitted to be taken by the stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders; and
•	our Amended Charter and Amended Bylaws provide that special meetings of stockholders may only be called by the chairman of our Board, our Chief Executive Officer or our Board pursuant to a resolution adopted by a majority of our Board.

Our Amended Charter and Amended Bylaws also provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;
•	any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to us or our stockholders;
•	any action asserting a claim arising pursuant to any provision of the DGCL or our Charters; or
•	any action asserting a claim governed by the internal affairs doctrine.

Our Amended Charter and Amended Bylaws further provide that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the company is deemed to have notice of and consented to the foregoing provision.

Quorum. Unless otherwise required by the DGCL or other applicable law, the holders of a majority of the voting power of our capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by the certificate of incorporation. If, however, such quorum will not be present or represented at any meeting of the stockholders, such stockholders will have power to adjourn the meeting from time to time until a quorum shall attend.

Authorized but Unissued Capital Stock. The DGCL does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NASDAQ, which would apply if and so long as the Common Stock remains listed on NASDAQ, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of the Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved Common Stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of the Common Stock at prices higher than prevailing market prices.

Annual Stockholder Meetings. Our Amended Bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our Board. To the extent permitted under applicable law, our Board may conduct meetings by remote communications. Our Amended Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by our Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the anniversary date of the immediately preceding our annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained in the annual proxy statement.

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Our Amended Charter specifies certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. Our Amended Bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified us of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Special Meetings. The Amended Charter provides that special meetings of our stockholders may be called only by the chairman of our Board, our Chief Executive Officer or our Board pursuant to a resolution adopted by a majority of our Board. Our stockholders will not be eligible and will have no right to call a special meeting.

Our Amended Bylaws also provide that unless otherwise restricted by the Amended Charter or the Amended Bylaws, any action required or permitted to be taken at any meeting of our Board or of any committee thereof may be taken without a meeting, if all members of our Board or committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of our Board or committee thereof.

Amendment. The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. The Amended Bylaws may be amended, altered or repealed (A) by the affirmative vote of a majority of our entire Board; or (B) by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote at an election of directors.

Limitations on Liability and Indemnification of Officers and Directors. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. We have entered, and expect to continue to enter, into agreements to indemnify our directors, executive officers and other employees as determined by our Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity. We must indemnify our officers and directors against all expenses, judgments, fines, penalties and amounts paid in settlement (if pre-approved), including all costs, expenses and obligations incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other, arising out of the officers’ or directors’ role as an officer or director of the Company, or establishing or enforcing a right to indemnification under the indemnification agreement.

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PLAN OF DISTRIBUTION

We are registering the resale of up to 30,865,419 shares of Common Stock by Tumim. Tumim will pay all sales and brokerage commissions and similar expenses in connection with the offer and resale of the Common Stock by Tumim pursuant to this prospectus. We will pay the expenses (except sales and brokerage commissions and similar expenses) incurred in registering under the Securities Act the offer and resale of the shares included in this prospectus by Tumim, including legal and accounting fees.

The shares of Common Stock covered by this prospectus may be offered and sold from time to time by the Selling Stockholder. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Selling Stockholder may sell their shares of Common Stock by one or more of, or a combination of, the following methods:

•	ordinary brokers’ transactions;
•	transactions involving cross or block trades;
•	through brokers, dealers, or underwriters who may act solely as agents;
•	“at the market” into an existing market for the ordinary shares;
•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•	in privately negotiated transactions; or
•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the Common Stock may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Common Stock may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Tumim is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Tumim has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our Common Stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Tumim has informed us that each such broker-dealer will receive commissions from Tumim that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Common Stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the Selling Stockholder.

We know of no existing arrangements between the Selling Stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the Selling Stockholder, any compensation paid by the Selling Stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and resale of the shares of our Common Stock covered by this prospectus by Tumim. As consideration for its irrevocable commitment to purchase our Common Stock under the Purchase Agreement, we have issued to Tumim 302,634 shares of our Common Stock as Commitment Shares. We also reimbursed Tumim for the fees and disbursements of its counsel incurred in connection with the Purchase Agreement in the amount of $50,000.

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We also have agreed to indemnify Tumim and certain other persons against certain liabilities in connection with the offering of shares of our Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Tumim has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Tumim specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Reedland Capital Partners, acting through Weild & Co., member FINRA/SIPC (“Reedland”), acted as placement agent in connection with this offering. Pursuant to the terms of an engagement agreement we entered into with Reedland, upon settlement of each purchase that we may, in our sole discretion, direct Tumim Stone to make under the Purchase Agreement from time to time after the date of this prospectus, we have agreed to pay Reedland a cash placement fee equal to 2% of the aggregate gross purchase price paid by Tumim for the shares of common stock purchased by Tumim in such purchase, up to a cumulative maximum amount of $2.0 million. We have agreed to indemnify and hold harmless Reedland against certain liabilities, including liabilities under the Securities Act.

We estimate that the total expenses for the offering will be approximately $134,620.86.

Tumim has agreed that during the term of the Purchase Agreement, neither Tumim, nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Common Stock offered by this prospectus have been sold by the Selling Stockholder.

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LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by Shearman & Sterling LLP, Menlo Park, California.

EXPERTS

The financial statements of AEye, Inc. as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith.

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is https://www.aeye.ai/. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC, but do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in the prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

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INFORMATION INCORPORATED BY REFERENCE

The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 28, 2022;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022, filed with the SEC on May 13, 2022 and August 15, 2022, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 18, 2022, March 18, 2022, May 11, 2022, May 13, 2022, August 24, 2022 and September 16, 2022.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

AEye, Inc.

Attn: General Counsel

One Park Place, Suite 200

Dublin, CA 94568

(925) 400-4366

Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.

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Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table indicates the estimated expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions.

Amount
Securities and Exchange Commission registration fee	$14,620.86
Accounting fees and expenses	$35,000
Legal fees and expenses	$45,000
Financial printing and miscellaneous expenses	$66,000

Total expenses	$160,620.86

Item 15. Indemnification of Directors and Officers.

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Amended Charter provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our Amended Charter provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Amended Charter provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses.

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Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of Common Stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.

Item 16.	Exhibits and Financial Statement Schedules.
(a)	Exhibits.

Exhibit	Description	Incorporated by Reference
		Form	Exhibit	Filing Date

2.1*†	Merger Agreement, dated as of February 17, 2021, by and among the Company, Merger Sub and AEye Technologies	S-4	2.1	5/13/2021

2.2*†	Amendment to the Merger Agreement, dated as of April 30, 2021, by and among the Company, Merger Sub and AEye Technologies	S-4	2.2	5/13/2021

3.1*	Second Amended and Restated Certificate of Incorporation of AEye, Inc.	8-K	3.1	8/23/2021

3.2*	Amended and Restated Bylaws of AEye, Inc.	8-K	3.2	8/23/2021

4.1*	Registration Rights Agreement by and between AEye, Inc. and Tumim Stone Capital LLC, dated December 8, 2021	8-K/A	4.1	12/15/2021

4.2*	Warrant Agreement dated November 12, 2020, between Continental Stock Transfer & Trust Company and CF Finance Acquisition Corp. III	S-4	4.1	5/13/2021

4.3*	Specimen Warrant Certificate	S-4	4.3	5/13/2021

5.1#	Opinion of Shearman & Sterling LLP

23.1#	Consent of Deloitte & Touche LLP (with respect to AEye, Inc. financial statements)

23.2#	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page of the initial filing of this Registration Statement)

†	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5), which the Registrant agrees to furnish supplementally to the SEC upon its request.
#	Filed Herewith.
*	Previously filed.
(b)	Financial Statement Schedules.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Dublin, California, on this 26th day of September, 2022.

AEYE, INC.

By:	/s/ Blair LaCorte

Name:	Blair LaCorte
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 on Form S-3 has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
*	Chief Executive Officer and Director	September 26, 2022
Blair LaCorte	(Principal Executive Officer)

*	Chief Financial Officer	September 26, 2022
Robert Brown	(Principal Financial Officer and Principal Accounting Officer)

*	Board Chair and Director	September 26, 2022
Carol DiBattiste

*	Director	September 26, 2022
Wen Hsieh

*	Director	September 26, 2022
Prof. Dr. Bernd Gottschalk

*	Director	September 26, 2022
Timothy J. Dunn

*	Director	September 26, 2022
Sue Zeifman

*	Director	September 26, 2022
Luis Dussan

* By:	/s/ Blair LaCorte
Blair LaCorte
Attorney-in-fact

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